SOFTWARE LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (the "Agreement") is effective as of April 24, 2008 by and between JOHN BAUMBAUER (“Baumbauer”) and HOTEL MANAGEMENT SYSTEMS, INC., a Nevada corporation (the "Company"). The Licensor and the Licensee are sometimes referred to herein individually as a "Party" and collectively as the “Parties."

   WHEREAS, Baumbauer is the owner and author certain proprietary computer software known as the “Hotel Management Tool” together with associated trademark rights in the name the “Hotel Management Tool,” and the Company desires to obtain an exclusive license to such software in order to develop, distribute, and/or sublicense for sale and/or distribution the “Hotel Management Tool” software product, and Baumbauer is willing to grant such a license to the Company, upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Baumbauer and the Company hereby agree as follows:

     1.   DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the following meanings:

          "EFFECTIVE DATE" shall mean the date of this Agreement.

          "PROPRIETARY RIGHTS" shall mean all patent rights, copyrights, trade secret rights, trademarks and similar rights pertaining to the “Hotel Management Tool” computer software.

     2.   GRANT OF LICENSE.

          2.1.                      GRANT OF ROYALTY-FREE LICENSE.  Subject to the terms and conditions of this Agreement, Baumbauer hereby grants to the Company a worldwide, exclusive right and license to make, use, sell, develop, distribute, and/or sublicense for sale and/or distribution the “Hotel Management Tool” software, together with all other Proprietary Rights as defined herein, including the exclusive worldwide license to use and sublicense all of Baumbauer’s trademark or other Proprietary Rights in the product name “Hotel Management Tool.” The foregoing license shall be fully paid and royalty-free.

     3. TERM AND TERMINATION.

          3.1   TERM.  This Agreement shall be effective as of the Effective Date and shall continue in full force and effect indefinitely, unless terminated earlier as provided in Section 3.2 hereof.

          3.2   EARLY TERMINATION.

                3.2.1 EARLY TERMINATION.  Both Parties shall have the unilateral right to terminate this Agreement upon written notice of termination to the other party in the event that:

          (a) At any time, the Company and Baumbauer mutually agree to such termination; or

          (b) At any time, the Company shall either (i) seek the liquidation, reorganization, dissolution or winding-up of itself or the composition or readjustment of its debts, (ii) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the bankruptcy code, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, reorganization, winding-up or composition or readjustment of debts, or (vi) adopt any resolution of its board of directors or stockholders for the purpose of effecting any of the foregoing.

          3.3   EFFECTS OF TERMINATION.

                3.3.1  If either party terminates this Agreement pursuant to Section 3.2. hereof:

          (a) All Proprietary Rights, as defined herein, shall revert solely to Baumbauer; and

          (b) Each Party's obligations, liabilities and indemnities hereunder shall survive termination.

     4. CONFIDENTIALITY

          4.1.  Baumbauer and the Company each agree that all information pertaining to the “Hotel Management Tool” software and/or to the Proprietary Rights, and all other technical, business, and financial information it obtains from the other party ("Proprietary Information") is the confidential property of the disclosing party. Except as expressly allowed herein, each party will hold the Proprietary Information of the other party in confidence and shall not use or disclose such Proprietary Information.

         4.2.  Baumbauer and the Company each agrees that there is no adequate remedy at law for a breach of Section 4.1 above and that such a breach would irreparably harm the other and that the other party is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach, in addition to any other remedies.

     5. REPRESENTATIONS AND WARRANTIES

          5.1.  Baumbauer represents and warrants to the Company that she has the full power and authority to enter into this Agreement and grant all licenses granted to the Company hereunder. EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 5.1 HEREOF, BAUMBAUER MAKES NO WARRANTY WITH RESPECT TO ANY TECHNOLOGY, PRODUCT, SERVICE, RIGHT OR OTHER SUBJECT MATTER OF THIS AGREEMENT, AND HEREBY DISCLAIMS WARRANTIES OF MERCHANT-ABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING

          5.2.  The Company represents and warrants to Baumbauer that it has full power and authority to enter into this Agreement and will carry on its obligations hereunder promptly and in good faith.

     6.   GENERAL

          6.1.  In the event that any provision of this Agreement shall be rendered invalid or otherwise unenforceable by any competent or judicial government authority, such invalidity or unenforceability shall not effect the validity or enforceability of any other provision of this Agreement, and the invalid provision shall be deemed amended to the fullest extent allowable by applicable law to effect the purposes of said provision.

          6.2   Baumbauer and the Company shall each be excused for any failure or delay in performing any of their respective obligations under this Agreement, if such delay or failure is caused by any act of God, accident, explosion, fire, storm, riot, embargo, war, failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor or any other circumstance or event beyond the reasonable control of the party relying upon such circumstance or event.

          6.3.  This Agreement shall be considered as having been entered into in the State of Nevada and shall be construed and interpreted in accordance with the laws of the State of Nevada.

          6.4   No waiver by either party, whether expressed or implied, of any provision of this Agreement, or of any breach or default, shall constitute a continuing waiver of such provision or of any other provision of this Agreement.

          6.5 Each Party hereby agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and to do and cause to be done such further acts and things that may be necessary or as the other Party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party, its rights and remedies under this Agreement.

          6.6  The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, Baumbauer, the Company and their respective successors and permitted assigns.

          6.7  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any Party whose signature appears thereon, but all of which together shall constitute one and the same instrument.

          6.8  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.9  Each Party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

HOTEL MANAGEMENT SYSTEMS, INC.

By: /s/John Baumbauer
Name: John Baumbauer
Title: President and CEO

JOHN BAUMBAUER

/s/John Baumbauer